Exhibit 10.3

DynPort Vaccine Company LLC	Subcontractor Service Agreement No. DPSC03-02246

SUBCONTRACT NO. DPSC03-02246

This is a Time and Materials (T&M) subcontract (hereinafter referred to as “Subcontract”) by and between DynPort Vaccine Company LLC (hereinafter referred to as “DVC”), a Virginia corporation, and AVANT Immunotherapeutics, Inc. (hereinafter referred to as “Subcontractor”), hereinafter referred to jointly as  “the Parties”.

Whereas, Subcontractor is, by reason of knowledge, education, and/or experience, capable of performing and desires to perform services for DVC in support of the U.S. Department of Defense Joint Vaccine Acquisition Program (JVAP) under U.S. Government Contract No. DAMD17-98-C-8024.

In consideration of the promises, mutual covenants, and agreements contained herein, the parties agree as follows:

1.                                      General Terms and Conditions

The general conditions set forth in Attachment A, General Terms and Conditions, are incorporated herein.

2.                                      Scope of Work

Subject to the terms and conditions of this Subcontract, the Subcontractor will furnish the services described in Attachment B, Statement of Work.

3.                                      Term

This Subcontract shall be effective for the period July 1, 2002 through June 30, 2003.  DVC may immediately terminate in the event of the Subcontractor’s breach of this Subcontract, or if DVC’s prime contractual support for the Subcontractor is terminated.  DVC reserves the right to extend the term of this Subcontract upon written notification to, and mutual agreement of, the Subcontractor.

4.                                      Authorized Funding

a.               This Subcontract has an not-to-exceed authorized funded value of $334,257.83, in accordance with Attachment C, Price Schedule.  This value represents the maximum amount the Subcontractor is currently authorized to expend in performance of the work authorized hereunder.

b.              Subcontractor shall notify DVC’s Subcontract Administrator, in writing, if Subcontractor believes that the costs which will become due to Subcontractor in the next sixty (60) days, when added to all other costs previously accrued, will exceed seventy-five percent (75%) of the authorized funding.  That notice shall include an estimate of additional funds required.  Subcontractor is not obligated to perform any work, and DVC is not obligated to reimburse Subcontractor for any work performed, if in performing that work Subcontractor exceeds the authorized funding.

c.               DVC reserves the right to change the authorized funded value of this Subcontract if such change is deemed necessary by DVC to ensure the fairness and reasonableness of the authorized funded value of this Subcontract.

d.              As required, the authorized funded value of this Subcontract will be changed by issuance of bilateral modification(s) to this Subcontract.  The authorized funded value of this Subcontract shall not exceed the maximum subcontract value (ceiling value).

5.                                      Maximum Subcontract Value (Ceiling Value)

The maximum not-to-exceed value of this Subcontract (ceiling value) shall not exceed $334,257.83.  If Subcontractor, at any time during the performance of the work authorized hereunder, has reason to believe that the ceiling value specified herein will be insufficient to complete the work, Subcontractor shall notify DVC immediately, advising the reason(s) for such cost increase and providing a revised cost estimate with supporting cost justification.  The ceiling value indicated herein shall not be exceeded without DVC’s prior written approval.

6.                                      Direction

The Subcontractor shall be responsible for its performance. The DVC Senior Scientist, Dr. Barbara Solow, shall provide technical direction and clarification regarding the scope of work.  The DVC Subcontract Administrator, Roy Conley, is solely responsible for changes/modifications to the scope, schedule, and budget of this Subcontract.  No employment relationship between DVC and Subcontractor or its employees, subcontractors, or agents shall be created by this Subcontract.

7.                                      Consideration and Payment

a.               As consideration for services to be provided hereunder, DVC will compensate Subcontractor per Attachment C, Price Schedule.

b.              All invoices shall be signed and dated by the Subcontractor and must reference this Subcontract number and the following Contract Work Breakdown Structure (CWBS) number:

•                  CWBS No. C.5.5.4.5.3.1: Stability Testing

c.               Invoices shall be due and payable within thirty (30) days after receipt of an acceptable invoice and certification of the labor hours worked and purchases made.  Invoices shall be submitted, in duplicate, to:

DynPort Vaccine Company LLC
Attn.: Accounts Payable
64 Thomas Johnson Drive
Frederick, MD 21702
Telephone:	(301) 607-5000
Fax:	(301) 607-5068

Such invoice shall, at a minimum, include the following information and provide the information shown on Exhibit 1, Sample T&M Invoice:

•                  Subcontractor’s name and business address;

•                  Date of invoice;

•                  Period covered by invoice;

•                  This Subcontract number;

•                  Applicable CWBS number;

•                  Total number of hours worked rate per hour, total labor charges, and total of all labor charges;

•                  Documentation to support the number of invoiced labor hours;

•                  Charges for authorized materials, services, or travel;

•                  Documentation to support the prices of invoiced materials, services, or travel; and

•                  Subcontractor’s signature.

d.              Invoices shall be signed by a company officer or other responsible, authorized person and contain the following certification: “I certify to the best of my knowledge and belief that the above request for payment is true and correct; that the charges are fair and reasonable; and that the proposed request includes only allowable and allocable charges.”

e.               Subcontractor will use its best efforts to include charges on invoices no later than sixty (60) days after occurrence.

f.                 All invoices are subject to audit by the Government for completeness and accuracy and for allowability of costs pursuant to Federal Acquisition Regulation (FAR) Part 31.  DVC will pay only those costs ultimately determined to be allowable.

g.              Subcontractor shall provide with its invoices backup documentation supporting the accuracy of all invoiced non-labor Other Direct Costs (ODCs).  This documentation may include, but is not necessarily limited to, vendor invoices, vendor payment registers, etc.

8.                                      Allowable Charges

Payment to the Subcontractor for the performance of services hereunder shall be as follows:

a.               DVC shall compensate the Subcontractor for authorized work performed to address the technical intent of the Statement of Work herein, at the T&M authorized funding specified above.

9.                                      Security Requirements

The Subcontractor may be required to certify that it has read and shall comply with all applicable project security requirements and that the Subcontractor has received the security clearance required for performance of the work authorized by this Subcontract.  If applicable, such security clearance shall remain in effect during the term of this Agreement and FAR Clause 52.204-2, Security Requirement, shall be incorporated into this Subcontract by reference.  Such certification shall be documented on a Training Certification issued to, and executed by, the Subcontractor before work is initiated.

10.                               Subcontract Supersedence

At DVC’s discretion, this Subcontract may be superseded in its entirety by a Task Order to be issued following execution of a Basic Ordering Agreement (BOA) between DVC and Subcontractor.

11.                               Defense Priorities and Allocations System (DPAS) Rating

This Subcontract is assigned a DPAS rating of DO-C9 and contains rated order quantities certified for national defense use.  The Subcontractor is required to follow all of the provisions of the Defense Priorities and Allocations System regulation (15 CFR Part 700) only as it pertains to the rated quantities.

12.                               Flowdown Clauses

a.               The clauses in Attachment D, FAR and Defense Federal Acquisition Regulation Supplement (DFARS) Flowdown Clauses, are incorporated herein by reference.

b.              Throughout this Subcontract, wherever the following words are used in FAR/DFARS references, substitute the following:

Government Term	Substitute
Contract	Agreement
Contractor	Subcontractor
Subcontractor	Lower-tier Subcontractor
Government	DynPort Vaccine Company LLC
Contracting Officer	DynPort Vaccine Company LLC Subcontract Representative or designee
COTR	DynPort Vaccine Company LLC Technical Representative or designee

13.                               FAR/DFARS Clauses Incorporated in Full Text

The following FAR/DFARS clauses are incorporated herein in full text:

52.203-11                Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions (APR 1991)

(a)          The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitation on Payments to Influence Certain Federal Transactions, included in this solicitation, are hereby incorporated by reference in paragraph (b) of this certification.

(b)         The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989 –

(1)          No Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan, or cooperative agreement;

(2)          If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit, with its offer, OMB standard form LLL, Disclosure of Lobbying Activities, to the Contracting Officer; and

(3)          He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

(c)          Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

(End of clause)

14.                               Subcontract Changes

In accordance with Clause No. 5, Changes, of Attachment A - DVC General Terms and Conditions, DVC may modify this Subcontract as required to accommodate scope, schedule, and cost changes that may arise following its execution.

IN WITNESS HEREOF, the parties have caused this Subcontract to be executed.

Accepted for:		Accepted for:
Subcontractor		DynPort Vaccine Company LLC

Name:	Avery W. Catlin	Name:	Roy Conley

Signature:	/s/ Avery W. Catlin	Signature:	/s/ Roy Conley

Title:	Senior Vice President and CFO	Title:	Senior Manager, Subc.

Date:	May 22, 2003	Date:	May 27, 2003